HORMEL FOODS CORPORATION

Item 14 a (3) of Form 10-K

EXHIBIT 11 - Statement Regarding Computation of Per Share Earnings



Year Ended


October 25,
1997
October 26,
1996
October 28,
1995






As Reported on Financial
Statements:









Average Shares Outstanding:
76,494,846
76,506,427
76,689,386






Net Income
$109,492,000
$79,408,000
$120,436,000






Per Share Amount
$1.43
$1.04
$1.57











Primary:









Average Shares Outstanding
76,494,846
76,506,427
76,689,386






Net effect of dilutive
stock options based on the
treasury stock method using
average market price



     381,865



    178,166



     297,276

     Total Shares
76,876,711
76,684,593
76,986,662






Net Income
$109,492,000
$79,408,000
$120,436,000






Per Share Amount
$1.42
$1.04
$1.56











Fully Diluted:









Average Shares Outstanding
76,494,846
76,506,427
76,689,386






Net effect of dilutive
stock options based on the
treasury stock method using
the year-end market price
if higher than average
price




     570,825




    178,166




    297,276

     Total Shares
77,065,671
76,684,593
76,986,662






Net Income
$109,492,000
$79,408,000
$120,436,000






Per Share Amount
$1.42
$1.04
$1.56